Exhibit 99.1

Cerus Corporation Announces Preliminary Fourth Quarter and Full-Year 2024 Product Revenue and Provides Business Update

Preliminary Full-Year 2024 Product Revenues Total $180.3 million, 15% Over 2023 Results and Exceed Prior Product Revenue Guidance

2025 Product Revenues Expected to be Between $194-$200 million, Reflecting 8%-11% Growth Year-Over-Year

January 13, 2025, CONCORD, Calif.—(BUSINESS WIRE)—Cerus Corporation (Nasdaq: CERS) today announced preliminary product revenue for the fourth quarter and full-year 2024 and provided product revenue guidance for full-year 2025.

The Company expects its preliminary full-year 2024 product revenue to be $180.3 million, exceeding the Company’s 2024 product revenue guidance range of $177-$179 million. Included in the full-year preliminary 2024 product revenue results were $9.2 million of IFC revenue, representing growth of 42% over 2023 results. These preliminary product revenue results have not been audited and are therefore subject to change.

“We are pleased with our strong performance, which contributed to continued double-digit product revenue growth for the full year 2024, driven by sustained momentum across our INTERCEPT platelet franchise both in the U.S. and internationally and importantly, from our IFC business, which continues to gain momentum,” said William “Obi” Greenman, president and chief executive officer of Cerus. “As we look ahead to 2025, we are excited to build on this success through disciplined execution, continued growth in the platelet and IFC franchises, and the advancement of our pipeline, including the planned upcoming LED Illuminator launch in Europe, as well as anticipated further geographic expansion.”

The Company expects full-year 2025 product revenue will be in the range of $194-$200 million, of which IFC is expected to be in the range of $12-$15 million. Year-over-year product revenue growth for the first quarter of 2025 is expected to be approximately 10% to 15% over the first quarter of 2024.

“With our strong preliminary top-line results, we continue to strengthen our financial position to support future growth initiatives,” Greenman added.

Cerus will provide complete fourth quarter and full-year 2024 financial results and host a call to discuss both 2024 results and 2025 expectations later this quarter.

A comparative breakdown of the preliminary fourth quarter and full year 2024 product revenues compared to 2023 product revenues are as follows:

Cerus Corporation

PRODUCT REVENUE

(in thousands, except percentages)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2024*	2023	$	%	2024*	2023	$	%
Platelets, Plasma, Other	$47,828	$44,456	$3,372	8%	$171,104	$149,913	$21,191	14%
IFC	2,981	2,312	669	29%	9,166	6,454	2,712	42%
Total product revenue	$50,809	$46,768	$4,041	9%	$180,270	$156,367	$23,903	15%

*Unaudited preliminary results only

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord, California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the US. Also in the US, the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Forward Looking Statements and Preliminary Product Revenue Results

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ preliminary fourth quarter and full-year 2024 product revenues; Cerus’ 2025 annual product revenue guidance; Cerus’ expectations for year-over-year product revenue growth for the first quarter of 2025; Cerus’ expectations for continued growth in its platelet and IFC franchises, and the advancement of its pipeline, including the planned upcoming LED Illuminator launch in Europe as well as anticipated further geographic expansion; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risks that Cerus may not (a) meet its 2025 annual product revenue guidance or its expectations for year-over-year growth for the first quarter of 2025, (b) effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation, (c) grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contribution resulting from its U.S. and European market agreements, (d) realize meaningful and/or increasing revenue contributions from U.S. customers in the near term or at all, particularly since Cerus cannot guarantee the volume or timing of commercial purchases, if any, that its U.S. customers may make under Cerus’ commercial agreements with these customers, (e) effectively expand its commercialization activities into additional geographies and/or (f) realize any revenue contribution from new product offerings, including extended shelf life platelet processing sets, or its pipeline product candidates, whether due to Cerus’ inability to obtain regulatory approval of its pipeline programs, or otherwise; risks associated with macroeconomic developments, including ongoing military conflicts in Ukraine and Israel and resulting global economic and financial disruptions, and the current and potential future negative impacts to Cerus’ business operations and financial results; risks associated with Cerus’ lack of longer-term commercialization experience with the INTERCEPT Blood System for

Cryoprecipitation and in the United States generally, and its ability to maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System in the United States, including as a result of licensure requirements that must be satisfied by U.S. customers prior to their engaging in interstate transport of blood components processed using the INTERCEPT Blood System; risks related to the highly concentrated market for the INTERCEPT Blood System; risks related to how any future platelet additive solution (PAS) supply disruption could affect INTERCEPT’s acceptance in the marketplace; risks related to how any future PAS supply disruption might affect current commercial contracts; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction, including IFC for the treatment and control of bleeding, and the INTERCEPT Blood System is safe, effective and economical; risks related to the uncertain and time-consuming development and regulatory process, including the risks that (a) Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT Blood System, including by successfully completing required post-approval studies, which could result in a loss of U.S. marketing approval(s) for the INTERCEPT Blood System, (b) any changes to the INTERCEPT platelet processing sets may require additional aging and stability data in order to satisfy regulators and maintain historical label claims; (c) additional manufacturing site Biologics License Applications necessary for Cerus to more broadly distribute the INTERCEPT Blood System for Cryoprecipitation may not be obtained in a timely manner or at all, and (d) Cerus may be unable to obtain the requisite regulatory approvals to advance its pipeline programs, including its new LED illuminator in Europe, and bring them to market in a timely manner or at all; risks related to product safety, including the risk that the septic platelet transfusions may not be avoidable with the INTERCEPT Blood System; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or continued or more severe weakening in economic conditions resulting from military conflicts, rising interest rates, inflation or otherwise in the markets where Cerus currently sells and is anticipated to sell its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective, secure manufacturing supply chain, including the risks that (a) Cerus’ supply chain could be negatively impacted as a result of the evolving impact of macroeconomic developments, including the ongoing military conflicts in

Ukraine and Israel, rising interest rates and inflation, (b) Cerus’ manufacturers could be unable to comply with extensive FDA and foreign regulatory agency requirements, and (c) Cerus may be unable to maintain its primary kit manufacturing agreement and its other supply agreements with its third party suppliers; Cerus’ ability to identify and obtain additional partners to manufacture the INTERCEPT Blood System for Cryoprecipitation; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; risks related to future opportunities and plans, including the uncertainty of Cerus’ future capital requirements and its future revenues and other financial performance and results, including as it relates to Cerus’ 2025 annual product revenue guidance as well as its expectations for year-over-year product revenue growth for the first quarter of 2025; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, filed with the SEC on October 30, 2024. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

This press release includes Cerus’ preliminary product revenue results for the quarter and year ended December 31, 2024. Cerus is currently in the process of finalizing its full financial results for the quarter and year ended December 31, 2024, and the preliminary product revenue results presented in this press release are based only upon preliminary information available to Cerus as of January 13, 2025. Cerus’ preliminary product revenue results should not be viewed as a substitute for full audited financial statements prepared in accordance with U.S. GAAP, and undue reliance should not be placed on Cerus’ preliminary product revenue results. In addition, Cerus’ independent registered public accounting firm has not audited or reviewed the preliminary product revenue results included in this press release or expressed any opinion or other form of assurance on such preliminary product revenue results. In addition, items or events may be identified or occur after the date hereof due to the completion of operational and financial closing procedures, final audit adjustments and other developments may arise that would require Cerus to make material adjustments to the preliminary product revenue results included in this press release. Therefore, the preliminary product revenue results included in this press release may differ, perhaps materially, from the product revenue results that will be reflected in Cerus’ audited consolidated financial statements for the year ended December 31, 2024.

Contact:

Noopur Liffick

NBL LifeSci Advisory

+1 (925) 298-2338